Exhibit 10.2

AMENDMENT NO. 1 TO

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amendment No. 1 (this “Amendment”) is made as of December 23, 2016 by e.l.f. Beauty, Inc., a Delaware corporation (the “Company”) and TPG elf Holdings, L.P., a Delaware limited partnership (“TPG”) to the Amended and Restated Stockholders Agreement, dated as of September 21, 2016, by and among the Company, TPG and the other security holders of the Company party thereto (the “Original Stockholders Agreement”).

BACKGROUND

WHEREAS, the Company and TPG desire to amend certain terms and conditions of the Original Stockholders Agreement in accordance with Section 8A of the Original Stockholders Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and TPG hereby amend the Original Stockholders Agreement as follows:

AGREEMENT

1. Amendments to Section 3 of the Original Stockholders Agreement.

(a) The first paragraph of Section 3B of the Original Stockholders Agreement is amended and restated in its entirety to read as follows:

“Each Stockholder (other than (A) any Stockholder who as of the date hereof is an employee, consultant or director of the Company or any of its Subsidiaries, including all trusts that are holders of Shares of which an employee, consultant or director of the Company or any of its Subsidiaries or his or her family member is the trustee, trustor, grantor, donor, settlor or beneficiary, or that was otherwise established by such employee, consultant or director or any of his or her family members, other than Tarang Amin and his Affiliates (the “Management Stockholders”) and (B) Tarang Amin or any of his Affiliates, including, but not limited to all trusts that are holders of Shares, of which Tarang Amin or his family member is the trustee, trustor, grantor, donor, settlor or beneficiary, or that was otherwise established by Tarang Amin or any of his family members (the “Amin Stockholders”)) shall vote all of his, her or its Shares and any other voting securities of the Company over which such Stockholder has voting control (whether at a stockholders’ meeting which has been duly called or by written consent, if applicable) and shall take all other Necessary Action within his, her or its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings, if applicable), and the Company shall take all Necessary Action within its control (including calling special board and stockholder meetings), so that the Board shall at all times be composed of the following persons:”

(b) The first sentence of Section 3B(i) of the Original Stockholders Agreement is amended and restated in its entirety to read as follows:

“for so long as TPG holds a number of shares of Common Stock representing at least the percentage of the outstanding Common Stock shown below, the Company shall, and the Stockholders (other than the Excluded Stockholders) shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected that number of individuals designated by TPG that, if elected, will result in TPG having the number of directors serving on the Board that is shown below.”

(c) Section 3B(ii) of the Original Stockholders Agreement is amended and restated in its entirety to read as follows:

“for so long as the Rollover Stockholders hold a number of shares of Common Stock representing at least ten percent (10%) of the outstanding Common Stock, the Company shall, and the Stockholders (other than the Excluded Stockholders) shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected one (1) individual designated by the Rollover Stockholders.”

(d) Section 3B(iii) of the Original Stockholders Agreement is amended and restated in its entirety to read as follows:

“for so long as the Stockholders hold a number of shares of Common Stock representing at least fifty percent (50%) of the outstanding Common Stock, the Company shall, and the Stockholders (other than the Excluded Stockholders) shall take all Necessary Action to, include in the slate of nominees recommended by the Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected the CEO Director.”

(e) Section 3D of the Original Stockholders Agreement is amended and restated in its entirety to read as follows:

“Except as provided for in Section 3A and Section 3B, and to the extent not inconsistent with Section 141(k) of the General Corporation Law of the State of Delaware and the Company’s Governing Documents, (i) TPG and the Rollover Stockholders shall have the exclusive right to remove their respective directors from the Board, and the Board and the Stockholders (other than the Excluded Stockholders) shall take all Necessary Action to cause the removal of any of the TPG Directors or the Rollover Stockholders Director at the request of TPG or the Rollover Stockholders, as applicable, and (ii) TPG and the Rollover Stockholders shall have the exclusive right to designate for election to the Board directors to fill vacancies created by reason of death, removal or resignation of their respective directors, and the Board and the Stockholders (other than the Excluded

Stockholders) shall take all Necessary Action to cause any such vacancies to be filled by replacement directors designated by TPG or the Rollover Stockholders, as applicable, as promptly as reasonably practicable; provided, that, for the avoidance of doubt and notwithstanding anything to the contrary in this paragraph, TPG and the Rollover Stockholders shall not have the right to designate a replacement director, and the Board and the Stockholders shall not be required to take any action to cause any vacancy to be filled with any such TPG Director or Rollover Stockholder Director, as applicable, to the extent that election or appointment of such TPG Director or Rollover Stockholder Director to the Board would result in a number of directors designated by TPG or the Rollover Stockholders in excess of the number of directors that TPG or the Rollover Stockholders are then entitled to designate for membership on the Board pursuant to Section 3B.”

(f) The first sentence of Section 3I of the Original Stockholders Agreement is amended and restated in its entirety to read as follows:

“In order to secure the obligation of each holder of Shares to vote his, her or its Shares and other voting securities of the Company in accordance with Section 3A, Section 3B and Section 3D, for so long as TPG has the right to designate at least one (1) director for nomination under this Agreement, each holder of Shares (other than the Excluded Stockholders) shall appoint TPG as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of his, her or its Shares and other voting securities of the Company (whether now owned or hereafter acquired) for all matters in connection therewith; provided, however, that the irrevocable proxy granted to TPG by an Additional Stockholder hereunder shall automatically terminate at such time as such Additional Stockholder becomes a Terminated Stockholder (as defined in Section 3J below).”

(g) Section 3I of the Original Stockholders Agreement is amended by adding thereto the following new paragraph:

“Notwithstanding anything to the contrary in the foregoing paragraph, the Amin Stockholders shall hereby appoint TPG, as his, her or its true and lawful proxy and attorney-in-fact, with full power of substitution, to vote solely with respect to 5,400,634 shares of common stock of the Company on an as converted basis owned by the Amin Stockholders immediately prior to the effectiveness of the Registration Statement on Form S-1 in connection with the initial public offering of shares of common stock of the Company (for the avoidance of doubt, excluding any shares issuable pursuant to Mr. Amin’s outstanding equity awards as of such time) for all matters in connection with Section 3A, Section 3B and Section 3D.”

2. Amendment to Section 7 of the Original Stockholders Agreement. Section 7 of the Original Stockholders Agreement is hereby amended by adding thereto the following defined term and its definition in the correct alphabetical order:

“Amin Stockholders” has the meaning set forth in Section 3B.

“Excluded Stockholders” means the Amin Stockholders and the Management Stockholders.

“Management Stockholders” has the meaning set forth in Section 3B.

3. Affirmation. This Amendment is to be read and construed with the Original Stockholders Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Original Stockholders Agreement shall remain in full force and effect in accordance with their terms.

4. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Original Stockholders Agreement.

5. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Amended and Restated Stockholders Agreement as of the date first written above.

E.L.F. BEAUTY, INC.

By:	/s/ Scott K. Milsten
Name:	Scott K. Milsten
Title:	SVP, GC

TPG ELF HOLDINGS, L.P.

BY: TPG GROWTH II ADVISORS, INC. ITS GENERAL PARTNER

By:	/s/ Michael LaGatta
Name:	Michael LaGatta
Title:	Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Stockholders Agreement]